SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                              MODERN CONTROLS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

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                             1996 ANNUAL MEETING

                            MODERN CONTROLS, INC.

                           7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428

TO THE SHAREHOLDERS OF MODERN CONTROLS, INC.:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on May 21, 1996, at 4:00 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota.

The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

                              Very truly yours,

                              /s/ William N. Mayer
                              William N. Mayer
                              Chairman of the Board and
                              Chief Executive Officer

April 3, 1996

                         PLEASE SIGN, DATE AND RETURN
                         THE ENCLOSED PROXY PROMPTLY
                       TO SAVE THE COMPANY THE EXPENSE
                         OF ADDITIONAL SOLICITATION.

- --------------------------------------------------------------------------------

                            MODERN CONTROLS, INC.

                           7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 21, 1996

TO THE SHAREHOLDERS OF MODERN CONTROLS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Modern Controls, Inc. will be held on May 21, 1996, at 4:00 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota for the following purposes:

       a. To elect eight directors to serve for the ensuing year or until their successors are elected and qualified;

       b. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on March 22, 1996 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.


                       By Order of the Board of Directors

                       /s/ Ronald A. Meyer
                       Ronald A. Meyer
                       Secretary

Dated: April 3, 1996

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.


- --------------------------------------------------------------------------------

                            MODERN CONTROLS, INC.

                           7500 Boone Avenue North
                         Minneapolis, Minnesota 55428

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 1996

                                 INTRODUCTION

The Annual Meeting of Shareholders (the "Annual Meeting") of Modern Controls, Inc. (the "Company") will be held on May 21, 1996, at 4:00 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL SET FORTH IN THE NOTICE OF MEETING.

The Company expects that this proxy material will first be mailed to shareholders on or about April 3, 1996.

                               VOTING OF SHARES

Only holders of Common Stock of record at the close of business on March 22, 1996 will be entitled to vote at the Annual Meeting. On March 22, 1996, the Company had 4,273,027 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote at the meeting (1,424,343 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

The election of a nominee for director and any other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

                             ELECTION OF DIRECTORS

NOMINATION

The Third Restated Bylaws of the Company provide that the number of directors shall be the number elected by the shareholders at the last annual meeting of shareholders or the number set by resolution of the Board. Eight directors were elected at the 1995 Annual Meeting, and as a result, there will be eight directors of the Company for the ensuing year. The Board has nominated the eight individuals below to serve as directors of the Company until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board.

The Board recommends a vote FOR the election of each of the nominees listed below. In absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES
The following information has been furnished to the Company, as of February 15, 1996, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                                               DIRECTOR
NAME OF NOMINEE                 AGE                    PRINCIPAL OCCUPATION                      SINCE
William N. Mayer                65    Chairman of the Board, Chief Executive Officer of
                                      the Company                                                1971

Howard L. Demorest              74    Retired Chairman of the Board, Chief Executive Officer     1966
                                      and Treasurer of the Company

Dean B. Chenoweth               74    Vice President of Engineering of Advantek, Inc.            1980

J. Leonard Frame                71    President and Chief Executive Officer of Phoenix Solutions 1983
                                      Co.

Wallace W. Lindemann, Ph.D.     70    Retired Director of the Center for Microelectronic and     1987
                                      Information Sciences and Professor of Electrical
                                      Engineering, University of Minnesota

Paul L. Sjoquist                62    Director and Secretary, Palmatier, Sjoquist & Helget, P.A. 1988

Richard A. Proulx               62    Certified Public Accountant and Independent Consultant     1991

Robert L. Demorest              50    President of the Company                                   1995

OTHER INFORMATION ABOUT NOMINEES
Except as indicated below, there has been no change in principal occupations or employment during the last five years for the directors or nominees for election as directors.

Mr. Sjoquist has been a patent attorney in the law firm of Palmatier, Sjoquist & Helget, P.A. for more than five years. Palmatier, Sjoquist & Helget, P.A. has provided and is expected to continue to provide certain legal services to the Company.

Mr. Robert L. Demorest has been the President of the Company since January 1995. Prior to that time, Mr. Demorest had been Executive Vice President and Secretary of the Company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
The business and affairs of the Company are managed by the Board, which met four times during 1995. Committees established by the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

The members of the Audit Committee during 1995 were Messrs. H.L. Demorest and Proulx. The function of the Audit Committee is to review Company financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee met two times during 1995.

The members of the Compensation Committee during 1995 were Messrs. Frame and Sjoquist. The function of the Compensation Committee is to set the compensation for those officers who are also directors, and set the terms of, and grants of awards under, the Company's Incentive Compensation Plan (the "Bonus Plan"), the Employee Stock Option Plan (the "Non-Statutory Plan") and the 1992 Stock Option Plan (the "1992 Plan") and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met six times during 1995.

The members of the Nominating Committee appointed in connection with the Annual Meeting were Messrs. Chenoweth and Lindemann. The function of the Nominating Committee is to select nominees for the Board of Directors. The Nominating Committee will consider director nominations by shareholders. Shareholders who wish to make recommendations may submit names in writing to the Company by the deadline for shareholder proposals, together with biographical information, the address and the telephone number of the proposed nominee. The Nominating Committee met once during 1995.

All of the Directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served.

DIRECTOR COMPENSATION

     DIRECTORS' FEES. Non-employee directors each received a retainer fee of $550 per month during 1995 without regard to the number of Board or committee meetings held or attended by such director.

     DIRECTOR RETIREMENT PLAN. On March 23, 1988, the Board adopted a retirement plan for non-employee directors of the Company (the "Retirement Plan"). Pursuant to the Retirement Plan, all non-employee directors who have served on the Board of Directors of the Company for at least five years shall, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs, provided that such payment shall not be made to a director who, following retirement, continues to serve the Company in a consulting capacity. The amount to be received shall be payable in four installments at the end of each of the four fiscal quarters following retirement. As of December 31, 1995, all of the Company's current non-employee directors, with the exception of Mr. Proulx, were eligible to receive payments pursuant to the Retirement Plan upon their retirement from the Board.

     1990 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. On November 13, 1990, the Board adopted the 1990 Non-Employee Director Stock Option Plan (the "1990 Director Plan"). Pursuant to the 1990 Director Plan, an initial grant of an option to purchase 1,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant was made to all non-employee directors who were directors on November 13, 1990, the date the 1990 Director Plan was adopted. The 1990 Director Plan provides that each non-employee director who is a director of the Company on November 1 of each second year thereafter shall automatically receive an additional option to purchase 1,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value of a share of Common Stock as of the date of grant. Each option granted under the 1990 Director Plan is exercisable commencing on the first anniversary of the date of grant, and remains exercisable until the fifth anniversary of the date of grant. To exercise an option, the director must have continuously served as a director of the Company for the entire year preceding the date on which the option first becomes exercisable. Once the option becomes exercisable, it will remain exercisable for the remainder of its term, whether or not such director remains a director of the Company. During the last fiscal year, no options to purchase shares of Common Stock were granted under the 1990 Director Plan.

        PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 15, 1996 unless otherwise noted (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each executive officer named in the Summary Compensation Table and (c) by all executive officers and directors of the Company as a group.

                                                     SHARES OF COMMON STOCK
                                                    BENEFICIALLY OWNED(1)(2)
                                                    ------------------------
NAME                                               AMOUNT       PERCENT OF CLASS
- ----                                               ------       ----------------
Fenimore Asset Management, Inc.                  821,734  (3)         18.2%
 118 North Grand Street
 P.O. Box 310
 Cobleskill, New York 12043

William N. Mayer                                 239,397  (4)          5.3%

Howard L. Demorest                                53,461  (5)          1.2%

Dean B. Chenoweth                                 29,167  (5)             *

J. Leonard Frame                                   5,750  (6)             *

Wallace W. Lindemann                               6,654  (5)             *

Paul L. Sjoquist                                   5,535  (5)             *

Richard A. Proulx                                  9,250  (7)             *

Robert L. Demorest                                68,440  (8)          1.5%

Ronald A. Meyer                                   75,128  (9)          1.7%

Daniel W. Mayer                                   57,054 (10)          1.3%

All current directors and executive officers
as a group (10 persons)                          549,836 (11)         12.2%


* Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) Fenimore Asset Management, Inc. has reported in a Schedule 13G filed with the Securities and Exchange Commission that, as of January 31, 1996, it was the beneficial owner of all such shares, possessing shared voting and investment power with respect to all such shares.

(4) Includes 28,000 shares that Mr. W.N. Mayer has the right to acquire within 60 days upon the exercise of stock options. Also includes 211,397 shares owned beneficially by Mr. W.N. Mayer and his wife jointly as to which he shares voting and investment power.

(5) Includes 2,000 shares that such directors have the right to acquire within 60 days upon the exercise of stock options.

(6) Includes 2,000 shares that Mr. Frame has the right to acquire within 60 days upon the exercise of stock options. Also includes 2,250 shares owned beneficially by Mr. Frame and his wife jointly as to which he shares voting and investment power and 1,000 shares owned by his wife, as to which he disclaims any beneficial interest.


(7) Includes 3,500 shares that Mr. Proulx has the right to acquire within 60 days upon the exercise of stock options.



(8) Includes 16,500 shares that Mr. R.L. Demorest has the right to acquire within 60 days upon the exercise of stock options. Also includes 42,265 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power.


(9) Includes 16,500 shares that Mr. Meyer has the right to acquire within 60 days upon the exercise of stock options. Also includes 8,823 shares owned beneficially by Mr. Meyer and his wife jointly as to which he shares voting and investment power.

(10) Includes 16,000 shares that Mr. D.W. Mayer has the right to acquire within 60 days upon the exercise of stock options.

(11) Includes an aggregate of 90,500 shares that certain directors and executive officers have the right to acquire within 60 days upon the exercise of stock options. Includes an aggregate of 266,235 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the last fiscal year (the "Named Executive Officers"). Other than Messrs. W.N. Mayer, R.L. Demorest, R.A. Meyer and D.W. Mayer, no other executive officer of the Company had salary and bonus which exceeded $100,000 in the fiscal year ended December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                                                      SECURITIES       ALL OTHER
                                           ANNUAL COMPENSATION        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)     BONUS($)(1)     OPTIONS (#)       ($)(2)
William N. Mayer                1995     $193,167      $110,066              0          $1,350
 Chairman of the Board and      1994      190,000        90,136         25,000           1,350
 Chief Executive Officer        1993      181,500        45,674              0           1,349

Robert L. Demorest              1995     $122,134      $ 48,715          5,000          $1,562
 President                      1994      109,823        36,470              0           1,153
                                1993      105,050        18,505          5,000           1,215

Ronald A. Meyer                 1995     $108,008      $ 43,080          5,000          $1,441
 Vice President --              1994      102,350        33,988              0           1,074
 Finance and Administration,    1993       97,900        17,246          5,000           1,132
 Treasurer and Secretary

Daniel W. Mayer                 1995     $105,063      $ 41,906          5,000          $  897
 Executive Vice President       1994       97,750        32,461              0             840
                                1993       93,500        16,471          5,000             836


(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year. Such bonuses were payable pursuant to the Company's Bonus Plan. The Bonus Plan is based upon the achievement by the Company of certain established profit goals and is described below under the heading "Compensation Committee Report on Executive Compensation."

(2) "All Other Compensation" includes Company contributions to its Salary Reduction Plan. Under the Salary Reduction Plan, participants may voluntarily request that the Company reduce his or her pre-tax compensation by up to 12% (subject to certain special limitations) and contribute such amounts ("Basic Contributions") to a trust. Each year, the Company contributes an amount equal to 15% (20% after June 30, 1995) of the first 6% of each participant's Basic Contributions for that year.

OPTION GRANTS AND EXERCISES
The following tables summarize option grants and exercises during 1995 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at December 31, 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR



                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                             INDIVIDUAL GRANTS                                  ANNUAL
                        -------------------------------------------------------------    RATES OF STOCK PRICE
                          NUMBER OF         PERCENT OF                                       APPRECIATION
                         SECURITIES            TOTAL                                      FOR OPTION TERM(2)
                         UNDERLYING       OPTIONS GRANTED   EXERCISE OR                  --------------------
                           OPTIONS         TO EMPLOYEES      BASE PRICE    EXPIRATION
NAME                    GRANTED(#)(1)     IN FISCAL YEAR       ($/SH)         DATE          5%         10%
- ----                    -------------     --------------       ------         ----          --         ---
Robert L. Demorest         5,000(3)             9.0%           $6.625        1/5/00       $9,275     $20,869
Ronald A. Meyer            5,000(3)             9.0%           $6.625        1/5/00       $9,275     $20,869
Daniel W. Mayer            5,000(3)             9.0%           $6.625        1/5/00       $9,275     $20,869


(1) All the options granted to executives were granted under the 1992 Plan. Options become exercisable under the plan so long as executives remain in the employ of the Company or one of its subsidiaries. To the extent not already exercisable, options granted under the 1992 Plan become immediately exercisable in full upon certain changes in control of the Company, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1992 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control of the Company over the exercise price of such options. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table might not necessarily be achieved.

(3) These options were granted on January 6, 1995 and vest according to the following schedule: 25% on the first anniversary of the date of grant and 25% on each anniversary date thereafter, until fully vested.

                        AGGREGATED OPTION EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED        IN-THE-MONEY OPTIONS
                          SHARES                         OPTIONS AT FISCAL      AT FISCAL YEAR-END
                       ACQUIRED ON         VALUE           YEAR-END (#)                ($)
                         EXERCISE         REALIZED       -----------------       ---------------------
NAME                      (#)(1)           ($)(2)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                      ------           -------------------------------------------------------------
William N. Mayer               0                0        14,750     13,250     $47,656     $47,656
Robert L. Demorest         8,437          $21,268        14,250      9,750     $15,312     $25,000
Ronald A. Meyer            5,625          $14,531        14,250      9,750     $15,312     $25,000
Daniel W. Mayer           11,250          $29,062        13,875      9,625     $15,312     $25,000


(1) The exercise price of options granted under the Company's Restated 1982 Incentive Stock Option Plan, the Non-Statutory Plan or the 1992 Plan may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the date of exercise. In addition, the exercise price of options granted under the Non-Statutory Plan or the 1992 Plan may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Under the 1992 Plan, the Compensation Committee also has the discretion to grant a supplemental cash bonus to an optionee in connection with the grant or exercise of an option or both the grant and exercise of an option. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) The "Value Realized" is calculated as the excess of the market value of the Common Stock on the date of exercise or December 31, 1995, as the case may be, over the exercise price. The market price of the Common Stock as of December 31, 1995 was calculated as the average of the high and low prices as quoted on the Nasdaq National Market System. The exercise price of outstanding options range from $6.625 to $12.25 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Composed entirely of outside directors, the Compensation Committee of the Board of Directors meets two to four times per year and is responsible for establishing the compensation for executive officers who are also directors of the Company (Messrs. W.N. Mayer and R.L. Demorest) and for administering the Company's compensation and stock option plans in which these individuals and other key employees participate. Mr. W.N. Mayer, the Company's Chief Executive Officer, establishes the compensation of all other executive officers who are not also directors of the Company. The members of the Compensation Committee of the Company during 1995 were J. Leonard Frame and Paul L. Sjoquist. A more complete description of the functions of the Compensation Committee is set forth under the caption "Election of Directors
- -- Information About the Board and its Committees."

     COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of the Company's executive compensation program are to:

     * Reward the achievement of desired Company earnings and individual performance goals.

     * Provide compensation that is competitive with other companies of comparable size and performance that enables the Company to attract and retain key executives.

     * Link compensation to the performance of the Company's Common Stock thereby aligning the interests of executives with those of the Company's shareholders.

The Company's executive compensation program provides a level of compensation that is competitive for companies of comparable profitability, complexity and size. In determining compensation levels, competitive compensation data, including compensation data for some of the companies included in the Peer Group Index used in the Stock Performance Graph as well as other companies, is collected by management, analyzed and presented to the Compensation Committee for review. The Compensation Committee ultimately determines the proper level of compensation which may be greater or less than competitive levels in this survey data based upon factors such as annual and long-term Company performance and individual performance. The compensation of executives other than Messrs. W.N. Mayer and R.L. Demorest is established by Mr. W.N. Mayer using a similar philosophy.

     EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive's individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon annual and long-term Company performance as well as individual performance. The particular elements of the compensation program are discussed more fully below.

BASE SALARY. Base salary levels of executives are determined by taking into account an executive's level of responsibility, prior experience, competitive market data, the skills and experiences required by the position and the individual performance. Mr. W.N. Mayer's base salary was increased from $190,000 to $209,000 on November 1, 1995.

ANNUAL INCENTIVE COMPENSATION. Annual cash bonuses are paid under the Company's Bonus Plan to the executives and are designed to provide a direct financial incentive to executives to achieve the Company's annual profit goals measured by net income before income taxes and incentives. The annual incentive targets range from 35% to 50% of base salary if the Company's profit goals are achieved (the "Incentive Target"). To the extent the Company's profits are less than or greater than established goals, the annual incentive is proportionally reduced or increased but may not exceed 150% of the Incentive Target. The Bonus Plan's 1995 profit goals were set in 1993 for the years 1994, 1995 and 1996. Mr. W.N. Mayer's and Mr. R.L. Demorest's bonuses for 1995 were $110,066 and $48,715, respectively. The Company believes that Mr. W.N. Mayer and Mr. R.L. Demorest and the other executives performed well in a difficult market as shown below in the Stock Performance Graph.

LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted and individual and Company performance during the year. Based upon these factors, Mr. R.L. Demorest was granted options to purchase a total of 5,000 shares during 1995. Mr. W.N. Mayer was granted options to purchase a total of 25,000 shares during fiscal 1994. Because of this grant in 1994 and because the Compensation Committee believes his current level of outstanding options is adequate, Mr. W.N. Mayer was not granted any additional options during 1995.

     SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the three other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

          Chief Executive Officer        Compensation Committee
          William N. Mayer               J. Leonard Frame
                                         Paul L. Sjoquist


STOCK PERFORMANCE GRAPH
The following line-graphs provide both a five-year and a ten-year comparison of the cumulative returns for the Company, the S&P 500 Index and an index of peer companies selected by the Company. The Peer Group Index consists of companies that operate in similar industries and with similar market capitalizations. The total cumulative return (change in the year-end stock price plus reinvested dividends) for each of the periods is based on the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Peer Group Index on December 31, 1990 (for the five-year comparison) and on December 31, 1985 (for the ten-year comparison). Total cumulative return for each company in the Peer Group Index is weighted according to market capitalization at the beginning of each year. Autotrol Corp. and Fisher-Porter Co. are no longer included in the Company's Peer Group Index as they were purchased and merged out of existence during 1993 and 1994, respectively.




                             FIVE-YEAR COMPARISON

                                    [GRAPH]


    Modern Controls, Inc.       S&P 500         Peer Group Index*
     Graph Plot Points     Graph Plot Points    Graph Plot Points

      1990        100.00    1990       100.00   1990       100.00
      1991        204.81    1991       130.47   1991       119.78
      1992        150.48    1992       140.41   1992       125.70
      1993        110.48    1993       154.56   1993       150.14
      1994         79.16    1994       156.61   1994       169.49
      1995        138.22    1995       215.45   1995       268.51



                             TEN-YEAR COMPARISON

                                    [GRAPH]

    Modern Controls, Inc.       S&P 500         Peer Group Index*
     Graph Plot Points     Graph Plot Points    Graph Plot Points

      1985        100.00    1985       100.00   1985       100.00
      1986         78.80    1986       118.67   1986        93.62
      1987         81.94    1987       124.90   1987        81.62
      1988        195.44    1988       145.64   1988       101.14
      1989        213.05    1989       191.79   1989       118.78
      1990        301.94    1990       185.83   1990        88.76
      1991        618.41    1991       242.45   1991       106.32
      1992        454.35    1992       260.92   1992       111.57
      1993        333.59    1993       287.22   1993       133.26
      1994        239.02    1994       291.02   1994       150.44
      1995        417.35    1995       400.37   1995       238.33





* Andros Inc., BEI Electronics Inc., CEM Corp., Core Industries Inc., Daniel Industries, Gelman Sciences Inc., Hurco Companies Inc., Input/Output Inc., Instron Corp., K-Tron International, Medar Inc., Media Logic Inc., Moore Products Co., MTS Systems Corp., Newport Corp., Triconex Corp., TSI Inc. - MN, Unit Instruments, Inc.


CHANGE IN CONTROL ARRANGEMENTS
Under the Company's 1992 Plan, upon the occurrence of a "change in control" all outstanding options granted under the 1992 Plan will become and remain exercisable in full during their remaining terms regardless of whether the plan participants thereafter remain employees of the Company or a subsidiary. The acceleration of the exercisability of options under this Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments." Under the 1992 Plan, a "change in control" has occurred if (a) substantially all of the Company's assets are sold or otherwise disposed of or the shareholders approve a transaction in which the Company is liquidated or dissolved; (b) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") has occurred; (c) any person becomes the beneficial owner of 25% or more of the combined voting power of the Company's capital stock; or (d) the Company is a party to a business combination or proxy contest, as a consequence of which members of the Board in office as of the effective date of the 1992 Plan constitute less than a majority of the Board after such event (any person that becomes a director subsequent to the effective date of the 1992 Plan whose election, or nomination for election by the shareholders, was approved by at least a majority of the directors on the effective date of the 1992 Plan, is considered a member of the board of directors on the effective date of the 1992 Plan). In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all of the participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately before the effective date of the change in control over the exercise price per share of the options.

CONFIDENTIALITY AGREEMENT
The Company currently has a written agreement with William N. Mayer prohibiting disclosure of confidential information to anyone outside of the Company both during and subsequent to employment, prohibiting Mr. Mayer from engaging in any competitive business activity for a period of two years after termination of employment with the Company and requiring disclosure to the Company of ideas, discoveries or inventions relating to or resulting from his work for the Company and assignment to the Company of all proprietary rights to such matters. In the event that Mr. Mayer is unable to obtain employment consistent with his abilities and education as a result of this agreement, the Company will be required to make payments to Mr. Mayer equal to his monthly base salary at termination (exclusive of extra compensation, bonus or employee benefits) for each month of such unemployment, up to a maximum of 24 months.

                SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before December 5, 1996.

                                OTHER MATTERS

The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

                                MISCELLANEOUS

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF MARCH 22, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 7500 BOONE AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN: SHAREHOLDER INFORMATION.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ronald A. Meyer
Ronald A. Meyer
Secretary

Minneapolis, Minnesota
April 3, 1996


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints William N. Mayer and Ronald A. Meyer, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Modern Controls, Inc. held of record by the undersigned on March 22, 1996, at the Annual Meeting of Shareholders to be held on May 21, 1996 or any adjournment thereof.

MODERN CONTROLS, INC.
7500 BOONE AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428              PROXY

1.   Election of Directors:

   [ ] FOR all nominees listed below
       (except as marked to the contrary below)

   [ ] AGAINST all nominees listed below

  WILLIAM N. MAYER  HOWARD L. DEMOREST  DEAN B. CHENOWETH  J. LEONARD FRAME
WALLACE W. LINDEMANN  PAUL L. SJOQUIST  RICHARD A. PROULX  ROBERT L. DEMOREST

(INSTRUCTION: To vote against any individual nominee, print that nominee's name on the space below.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 ABOVE.


                        (Please Sign on Reverse Side)


THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Date: __________________________, 1996.

                                          ______________________________________
                                          Print Name of Shareholder(s)

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                          MAILED IN THE UNITED STATES.